INIMAN1 774088v1
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549
                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934
                      (Amendment No.      )
Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement


[_] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[_]    Definitive Proxy Statement


[_]    Definitive Additional Materials


[X]    Soliciting Material Pursuant to Section 240.14a-12


                          Quality Dining, Inc.
 --------------------------------------------------------------
            (Name of Registrant as Specified In Its Charter)
 --------------------------------------------------------------

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.


[_]    Fee computed on table below per Exchange Act Rules 14a-
    6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------

(2)    Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

 -------------------------------------------------------------------

(5)  Total fee paid:

 -------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 -------------------------------------------------------------------

(1)  Amount Previously Paid:


 -------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

 -------------------------------------------------------------------


(3)  Filing Party:

  -------------------------------------------------------------------


(4)    Date Filed:

 -------------------------------------------------------------------




Filed by Quality Dining, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Quality Dining, Inc.
Commission File No.: 000-23420
On October 13, 2004, Quality Dining, Inc. issued the following press release:





FOR IMMEDIATE RELEASE

Contact:  John C. Firth
          Executive Vice President an General Counsel
          (574) 243-6616

         QUALITY DINING ANNOUNCES AGREEMENT IN PRINCIPLE
     FOR CEO DANIEL FITZPATRICK TO TAKE THE COMPANY PRIVATE

MISHAWAKA, Ind. (October 13, 2004) - Quality Dining, Inc. (NASDAQ/NM: QDIN) today announced that a special committee of independent directors established by its Board has approved in principle, by a vote of three to one, a transaction by which a group of five shareholders led by Company CEO Daniel B. Fitzpatrick will purchase all outstanding shares of common stock owned by the public shareholders. Under the terms of the proposed transaction, the public holders of the outstanding shares of Quality Dining would receive $3.20 per share in cash in exchange for each of their shares. The price represents an increase of $0.45 per share or 16.4% over the original proposal made by Mr. Fitzpatrick's group on June 15, 2004, a premium of 39% over the closing price of the Company's stock on that date and a premium of 9% over the closing price of the Company's common stock on October 12, 2004.

The  purchase  would take the form of a merger in  which  Quality
Dining  would  survive  as  a privately  held  corporation.   Mr.
Fitzpatrick's group owns 44.7% of the Company's outstanding shares (and 45.7% giving effect to their stock options).

The agreement in principle is subject to the negotiation and approval by the special committee and the full Board of a definitive merger agreement and to the receipt of a fairness opinion from the special committee's financial advisor. The merger agreement would contain customary conditions for a transaction of this nature, including obtaining the necessary financing for the merger, the refinancing of Quality Dining's outstanding bank debt, the approval of Quality Dining's franchisors and the approval of the shareholders of Quality Dining.

At the special meeting of shareholders to be held to vote on the transaction, the Fitzpatrick group has agreed to vote its shares of Company stock in the same proportion as the Company's public shareholders vote their shares. If the shareholders do not approve the transaction, the merger agreement will provide that the Company will reimburse the Fitzpatrick group for its reasonable out-of-pocket expenses in connection with the transaction.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares, nor is it a solicitation of a proxy to vote in connection with the transaction. For more detailed information about the proposed transaction, interested parties should read the definitive merger agreement that will be filed, once finalized, as an attachment to a Form 8-K to be filed with the Securities and Exchange Commission ("SEC"). In addition, Quality Dining plans to file with the SEC and mail to its shareholders a proxy statement containing information about the proposed transaction, in connection with a special meeting of Quality Dining's shareholders that will be held to consider and vote upon the proposed transaction. Investors and shareholders of Quality Dining are advised to read the definitive merger agreement and the proxy statement carefully when they become available because they will contain important information about the proposed transaction, the persons soliciting proxies related thereto, their interests in the proposed transaction and related matters. Investors and shareholders may obtain free copies of the proxy statement and other documents filed by Quality Dining (when available) at the SEC's website at www.sec.gov. Free copies of the proxy statement will also be available to investors and shareholders from Quality Dining by directing such requests to the attention of John C. Firth, Secretary, Quality Dining, Inc., 4220 Edison Lakes Parkway, Mishawaka, Indiana 46545, 574-271-4600.
Quality Dining, Mr. Fitzpatrick and the members of his group, and the other directors and executive officers of Quality Dining, may be deemed to be participants in the solicitation of proxies from Quality Dining's shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of Quality Dining is included in Quality Dining's Form 10-K for the fiscal year ended October 26, 2003 and in its proxy statement relating to its 2004 annual meeting of shareholders. In addition, information regarding the interests of participants in the solicitation will be set forth in the proxy statement filed with the SEC in connection with the proposed transaction.

Quality Dining owns the Grady's American Grill(R), Papa Vino's Italian Kitchen(TM) and Spageddies Italian Kitchen(TM) concepts and operates Burger King(R) restaurants and Chili's Grill & Bar(R) restaurants as a franchisee. As of October 13, 2004, the Company operates 124 Burger King restaurants, 39 Chili's Grill & Bar restaurants, five Grady's American Grill restaurants, six Papa Vino's Italian Kitchen(TM) restaurants, three Spageddies Italian Kitchen restaurants and one Porterhouse Steaks and Seafood(TM) restaurant.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that the Company will actually achieve the plans, intentions and expectations discussed in these forward-looking statements. Actual results may differ materially. Among the risks and uncertainties that could cause actual results to differ materially are the following: the availability and cost of capital to the Company; the ability of the Company to develop and operate its restaurants; the ability of the Company to sustain sales and margins in the increasingly competitive environment; the hiring, training and retention of skilled corporate and restaurant management and other restaurant personnel; the integration and assimilation of acquired concepts; the overall success of the Company's franchisors; the ability to obtain the necessary government approvals and third-party consents; changes in governmental regulations, including increases in the minimum wage; the results of pending litigation; and weather and other acts of God. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise. Quality Dining is not responsible for changes made to this document by wire services or Internet services.